Exhibit 99.1

Sportsman’s Warehouse Holdings, Inc. Announces

Third Quarter 2025 Financial Results

Announces Opening of its Newest Store in Surprise, Arizona

Same store sales increased 2.2% over last year; outperforms the Q3 Adjusted NICS data

Gross margin up 100 basis points versus last year

Updates its full year 2025 Outlook

WEST JORDAN, Utah, December 4, 2025--Sportsman's Warehouse Holdings, Inc. (“Sportsman's Warehouse” or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen weeks ended November 1, 2025.

“This quarter we delivered our third consecutive period of positive same-store sales growth, driven by strong performance in our hunting, fishing, firearms, and personal protection categories, while continuing to gain share in a highly promotional and challenging retail environment,” said Paul Stone, Chief Executive Officer of Sportsman’s Warehouse. “We were also pleased in early November to open our new Surprise, Arizona location — our 11th store in the state — which marks our first personal protection-focused concept in a market where we have a proven track record of strong performance. This strategically located store represents our only planned opening for both 2025 and 2026 and reflects our commitment to thoughtful capital management.”

“In mid-October we started to see a softening in consumer spending from external disruptions which is weighing on our early fourth quarter sales,” continued Mr. Stone. “While still early, we are carefully navigating these consumer headwinds, and remain focused on disciplined execution, prudent cost management, and improving inventory productivity.”

For the thirteen weeks ended November 1, 2025:

•
Net sales were $331.3 million, an increase of 2.2%, compared to $324.3 million in the third quarter of fiscal year 2024. The increase in net sales was primarily due to increased sales in our Hunting and Shooting, Fishing and Apparel departments as we continue to emphasize inventory in-stocks, and our focused strategy to win the seasons in hunting and fishing to ensure we have the right inventory at the right location at the right time. In addition, the sales growth was driven by our strategic decision to lean into personal protection, including less-lethal alternatives.
•
Same store sales increased 2.2% during the third quarter of fiscal year 2025, compared to the third quarter of fiscal year 2024, primarily as a result of the same factors noted above that drove net sales growth and new digital marketing efforts.
•
Gross profit was $108.7 million, or 32.8% of net sales, compared to $103.1 million or 31.8% of net sales in the third quarter of fiscal year 2024. This 100 basis-point improvement, was largely driven by stronger product margins from healthier inventory, improved shrink, and increased sales in the Fishing department, which has an overall higher margin profile.

•
Selling, general, and administrative (SG&A) expenses increased to $104.5 million, or 31.5% of net sales, compared to $100.0 million, or 30.8% of net sales in the third quarter of fiscal year 2024, due to a reinvestment into customer facing and sales driving areas of the business including store and support area labor and digital marketing to drive sales and improve omni-channel traffic.
•
Net income was $0.0 million, compared to a net loss of $(0.4) million in the third quarter of fiscal year 2024. Adjusted net income was $3.0 million, compared to adjusted net income of $1.4 million in the third quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).
•
Adjusted EBITDA was $18.6 million, compared to $16.4 million in the third quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).
•
Diluted earnings per share were $0.00, compared to diluted loss per share of $(0.01) in the third quarter of fiscal year 2024. Adjusted diluted earnings per share were $0.08, compared to adjusted diluted earnings per share of $0.04 for the third quarter of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).

For the thirty-nine weeks ended November 1, 2025:

•
Net sales were $874.3 million, an increase of 2.0%, compared to $857.2 million in the first nine months of fiscal year 2024. The increase in net sales was primarily due to increased sales in our Hunting and Shooting, Fishing and Apparel departments as we continue to emphasize inventory in-stocks, and our focused strategy to win the seasons in hunting and fishing to ensure we have the right inventory at the right location at the right time. In addition, the sales growth was driven by our strategic decision to lean into personal protection, including less-lethal alternatives.
•
Same store sales increased 2.1% compared to the first nine months of fiscal year 2024, primarily as a result of the same factors noted above that drove net sales growth and new digital marketing efforts.
•
Gross profit was $278.3 million or 31.8% of net sales, compared to $266.9 million or 31.1% of net sales for the first nine months of fiscal year 2024. The margin improvement was primarily driven by stronger product margins from healthier inventory, improved shrink, and increased sales in the Fishing department, which has an overall higher margin profile. These gains were partially offset by a sales mix shift toward lower-margin firearms and ammunition, which have a lower gross margin, and lower Camping department sales, which has a higher gross margin, and increased freight expense tied to our strategic inventory pull-forward.
•
SG&A expenses increased to $296.9 million or 34.0% of net sales, compared to $288.7 million or 33.7% of net sales for the first nine months of fiscal year 2024, due to a reinvestment into customer facing and sales driving areas of the business including store and support area labor to drive sales and improve omni-channel traffic.
•
Net loss was $(28.3) million, compared to net loss of $(24.3) million in the first nine months of fiscal year 2024. Adjusted net loss was $(17.4) million, compared to adjusted net loss of $(21.8) million in the first nine months of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).
•
Adjusted EBITDA was $17.9 million, compared to $15.1 million in the first nine months of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).
•
Diluted loss per share was $(0.74), compared to diluted loss per share of $(0.65) in the first nine months of fiscal year 2024. Adjusted diluted loss per share was $(0.45), compared to adjusted diluted loss per share of $(0.58) in the first nine months of fiscal year 2024 (see “GAAP and Non-GAAP Financial Measures”).

Balance sheet and capital allocation highlights as of November 1, 2025:

•
The Company ended the third quarter with net debt of $179.7 million, comprised of $137.9 million of borrowings outstanding under the Company’s revolving credit facility, $44.0 million of net borrowings outstanding under the Company’s term loan facility, and $2.2 million of cash and cash equivalents. Inventory at the end of the third quarter was $424.0 million.
•
Total liquidity was $111.9 million as of the end of the third quarter of fiscal year 2025, comprised of $109.7 million of availability under the Company’s revolving credit facility and term loan facility and $2.2 million of cash and cash equivalents.

Fiscal Year 2025 Outlook:

“During the third quarter, we remained focused on strengthening our balance sheet and improving working capital efficiency in a challenging operating environment,” said Jennifer Fall Jung, Chief Financial Officer of Sportsman’s Warehouse. “We reduced total inventory by $14.2 million year-over-year and by $19.5 million sequentially, while ensuring our stores were appropriately positioned for the fall hunting, fishing, and holiday selling seasons. Our inventory strategy continues to prioritize core, seasonally relevant, and higher-turning products, and we remain committed to reducing overall inventory levels as we drive improved efficiency in our operating model.”

Fall Jung continued, “We also remain focused on enhancing liquidity, paying down $13.2 million in debt during the quarter and generating positive momentum toward year-end free cash flow. Given ongoing macroeconomic pressures, external disruptions since mid-October weighing on sales, and a highly promotional retail environment, we are adjusting our full year guidance. While visibility remains limited, we believe our continued focus on inventory discipline, cost control, and positive free cash flow generation positions us to navigate near-term challenges while working toward more sustainable profitability over time.”

The Company is adjusting its sales guidance for fiscal year 2025 and now expects net sales to be flat to up slightly and anticipates adjusted EBITDA to be in the range of $22 million to $26 million, reflecting a tough fourth quarter environment due to a challenged US consumer. The Company expects capital expenditures for 2025 to be less than $25 million, primarily related to strategic technological investments, such as planogramming, merchandising and replenishment and store scheduling tools, and general store fleet maintenance. Additionally, the company anticipates to end the year with less than $330 million in inventory and lower debt, reflecting working capital efficiency.

The Company has not reconciled expected adjusted EBITDA for fiscal year 2025 to GAAP net income because the Company does not provide guidance for net (loss) income and is not able to provide a reconciliation to net (loss) income without unreasonable effort. The Company is not able to estimate net (loss) income on a forward-looking basis without unreasonable efforts due to the variability and complexity with respect to the charges excluded from Adjusted EBITDA.

Conference Call Information:

A conference call to discuss third quarter 2025 financial results is scheduled for December 4, 2025, at 5:00 PM Eastern Time. The conference call will be held via webcast and may be accessed via the Investor Relations section of the Company’s website at www.sportsmans.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”) and that are not calculated in accordance with U.S.

generally accepted accounting principles (“GAAP”): adjusted net (loss) income, adjusted diluted (loss) earnings per share and adjusted EBITDA. The Company defines adjusted net (loss) income as net (loss) income plus expenses incurred relating to director and officer transition costs, estimated tax benefit had the company not been in a deferred tax asset valuation allowance position, and expenses that we do not believe are indicative of our ongoing operations. Net (loss) income is the most comparable GAAP financial measure to adjusted net (loss) income. The Company defines adjusted diluted (loss) earnings per share as adjusted net (loss) income divided by diluted weighted average shares outstanding. Diluted (loss) earnings per share is the most comparable GAAP financial measure to adjusted diluted (loss) earnings per share. The Company defines Adjusted EBITDA as net (loss) income plus interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation expense, expenses related to director and officer transitions, and expenses that we do not believe are indicative of our ongoing operations. Net (loss) income is the most comparable GAAP financial measure to adjusted EBITDA. The Company has reconciled these non-GAAP financial measures to the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Financial Measures” in this release. As noted above, the Company has not provided a reconciliation of fiscal year 2025 guidance for Adjusted EBITDA, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors and are frequently used by analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted (loss) earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Management uses this information as additional measurement tools for purposes of business decision-making, including evaluating store performance, developing budgets and managing expenditures. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company’s management believes that these non-GAAP financial measures allow investors to evaluate the Company’s operating performance and compare its results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of the Company’s core operating performance. The presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that the Company’s future results, cash flows or leverage will be unaffected by other unusual or non-recurring items.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our plan to reduce debt and inventory levels in the remainder of fiscal year 2025 and generate positive momentum toward year-end free cash flow, our plan to execute on our inventory strategy, reduce overall inventory levels and drive improved efficiency in our operating models and our guidance for net sales, Adjusted EBITDA, capital expenditures and total inventory for fiscal year 2025. Investors can identify these statements by the fact that they use words such as “aim,” “anticipate,” “assume,” “believe,” “can have,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “objective,” “plan,” “positioned,” “potential,” “predict,” “should,” “target,” “will,” “would” and similar terms and phrases. These forward-looking statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions. We derive many of our forward-looking statements from our own operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that predicting the impact of known factors is very difficult, and we cannot anticipate all factors that could affect our actual results. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and ability to conduct its business; the Company’s retail-based business model which is impacted by general economic and market conditions and economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States which makes the Company susceptible to adverse conditions in this region, and could affect the Company’s sales and cause the Company’s operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which we may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, including the Company’s plans to open additional stores in future periods, which may not be successful; the Company’s implementation of a plan to reduce expenses in response to adverse macroeconomic conditions, including an increased focus on financial discipline and rigor throughout the Company’s organization; impact of general macroeconomic conditions, such as labor shortages, inflation, elevated interest rates, the impacts of tariffs and trade disputes, economic slowdowns, and recessions or market corrections; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 1, 2025, which was filed with the SEC on April 2, 2025, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman’s Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contact:

Riley Timmer

Vice President, Investor Relations

Sportsman’s Warehouse

(801) 566-6681

investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Thirteen Weeks Ended

	November 1, 2025	% of net sales	November 2, 2024	% of net sales	YOY Variance
Net sales	$331,323	100.0%	$324,261	100.0%	$7,062
Cost of goods sold	222,604	67.2%	221,173	68.2%	1,431
Gross profit	108,719	32.8%	103,088	31.8%	5,631

Operating expenses:
Selling, general and administrative expenses	104,452	31.5%	99,973	30.8%	4,479
Income from operations	4,267	1.3%	3,115	1.0%	1,152
Interest expense	4,053	1.2%	3,317	1.1%	736
Income (loss) before income taxes	214	0.1%	(202)	(0.1%)	416
Income tax expense	206	0.1%	162	0.0%	44
Net income (loss)	$8	0.0%	$(364)	(0.1%)	$372

Income (loss) per share
Basic	$0.00		$(0.01)		$0.01
Diluted	$0.00		$(0.01)		$0.01

Weighted average shares outstanding
Basic	38,457		37,869		588
Diluted	39,155		37,869		1,286

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

(amounts in thousands, except per share data)

For the Thirty-Nine Weeks Ended

	November 1, 2025	% of net sales	November 2, 2024	% of net sales	YOY Variance
Net sales	$874,325	100.0%	$857,235	100.0%	$17,090
Cost of goods sold	596,014	68.2%	590,343	68.9%	5,671
Gross profit	278,311	31.8%	266,892	31.1%	11,419

Operating expenses:
Selling, general and administrative expenses	296,874	34.0%	288,727	33.6%	8,147
Loss from operations	(18,563)	(2.2%)	(21,835)	(2.5%)	3,272
Interest expense	10,718	1.2%	9,408	1.1%	1,310
Other losses	75	0.0%	457	0.1%	(382)
Loss before income taxes	(29,356)	(3.4%)	(31,700)	(3.7%)	2,344
Income tax benefit	(1,027)	(0.1%)	(7,364)	(0.9%)	6,337
Net loss	$(28,329)	(3.3%)	$(24,336)	(2.8%)	$(3,993)

Loss per share
Basic	$(0.74)		$(0.65)		$(0.09)
Diluted	$(0.74)		$(0.65)		$(0.09)

Weighted average shares outstanding
Basic	38,326		37,729		597
Diluted	38,326		37,729		597

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(amounts in thousands, except par value data)

	November 1,	February 1,
	2025	2025
Assets
Current assets:
Cash and cash equivalents	$2,246	$2,832
Accounts receivable, net	5,064	2,410
Merchandise inventories	423,968	341,958
Prepaid expenses and other	14,663	18,802
Total current assets	445,941	366,002
Operating lease right of use asset	306,872	316,499
Property and equipment, net	159,333	167,838
Goodwill	1,496	1,496
Definite lived intangibles, net	225	267
Total assets	$913,867	$852,102

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,271	$64,041
Accrued expenses	115,788	95,946
Income taxes payable	206	194
Operating lease liability, current	53,259	49,128
Revolving line of credit	137,902	74,654
Total current liabilities	370,426	283,963
Long-term liabilities:
Deferred income taxes	—	946
Term loan, net	44,007	24,067
Operating lease liability, noncurrent	289,916	307,422
Total long-term liabilities	333,923	332,435
Total liabilities	704,349	616,398

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 20,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $.01 par value; 100,000 shares authorized; 38,481 and 38,103 shares issued and outstanding, respectively	385	380
Additional paid-in capital	88,138	86,000
Accumulated earnings	120,995	149,324
Total stockholders’ equity	209,518	235,704
Total liabilities and stockholders’ equity	$913,867	$852,102

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

Condensed Consolidated Statements Cash Flows (Unaudited)

(amounts in thousands)

	Thirty-Nine Weeks Ended
	November 1,	November 2,
	2025	2024
Cash flows from operating activities:
Net loss	$(28,329)	$(24,336)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	29,359	30,491
Amortization of discount on debt and deferred financing fees	481	217
Amortization of definite lived intangible	42	45
Loss on asset dispositions	65	501
Deferred income taxes	(946)	(6,975)
Stock-based compensation	2,400	3,438
Change in operating assets and liabilities, net of amounts acquired:
Accounts receivable, net	(2,654)	673
Operating lease assets and liabilities	(3,751)	(4,725)
Merchandise inventories	(82,010)	(83,426)
Prepaid expenses and other	4,027	220
Accounts payable	(2,970)	56,128
Accrued expenses	13,779	9,727
Income taxes payable and receivable	12	(649)
Net cash used in operating activities	(70,495)	(18,671)
Cash flows from investing activities:
Purchase of property and equipment, net of amounts acquired	(18,741)	(11,305)
Proceeds from sale of property and equipment	11	55
Net cash used in investing activities	(18,730)	(11,250)
Cash flows from financing activities:
Net borrowings on line of credit	63,248	3,999
Borrowings on term loan	20,000	25,000
Increase in book overdraft	6,075	1,670
Proceeds from issuance of common stock per employee stock purchase plan	97	208
Payment of withholdings on restricted stock units	(353)	(296)
Payment of deferred financing costs and discount on term loan	(428)	(1,135)
Net cash provided by financing activities	88,639	29,446
Net change in cash and cash equivalents	(586)	(475)
Cash and cash equivalents at beginning of period	2,832	3,141
Cash and cash equivalents at end of period	$2,246	$2,666

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliations of (i) GAAP net income (loss) to adjusted net income (loss) and (ii) GAAP diluted earnings (loss) per share to adjusted diluted earnings (loss) per share:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Numerator:
Net income (loss)	$8	$(364)	$(28,329)	$(24,336)
Director and officer transition costs (1)	955	279	1,738	709
Valuation allowance (2)	-	-	7,339	-
Cancelled contract (3)	-	205	-	911
Legal accrual (4)	3,000	1,750	3,000	1,750
Less tax benefit	(989)	(519)	(1,185)	(783)
Adjusted net income (loss)	$2,974	$1,351	$(17,437)	$(21,749)

Denominator:
Diluted weighted average shares outstanding	39,155	37,869	38,326	37,729

Reconciliation of earnings (loss) per share:
Diluted earnings (loss) per share:	$-	$(0.01)	$(0.74)	$(0.65)
Impact of adjustments to numerator and denominator	0.08	0.05	0.29	0.07
Adjusted diluted earnings (loss) per share:	$0.08	$0.04	$(0.45)	$(0.58)

(1) Represents expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.
(2) Represents estimated tax benefit had the company not been in a deferred tax asset valuation allowance position.
(3) Represents fees and expenses related to a settlement in the cancellation of a contract related to our information technology systems.
(4) Represents an accrual for a legal settlement and related fees and expense.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

GAAP and Non-GAAP Financial Measures (Unaudited)

(amounts in thousands, except per share data)

The following table presents the reconciliation of GAAP net income (loss) to adjusted EBITDA for the periods presented:

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024	November 1, 2025	November 2, 2024
Net income (loss)	$8	$(364)	$(28,329)	$(24,336)
Interest expense	4,053	3,317	10,718	9,408
Income tax benefit	206	162	(1,027)	(7,364)
Depreciation and amortization	9,619	9,984	29,401	30,536
Stock-based compensation expense (1)	780	1,047	2,400	3,438
Director and officer transition costs (2)	955	279	1,738	709
Cancelled contract (3)	-	205	-	911
Legal accrual (4)	3,000	1,750	3,000	1,750
Adjusted EBITDA	$18,621	$16,380	$17,901	$15,052

(1) Represents non-cash expenses related to equity instruments granted to employees under our equity incentive plan and employee stock purchase plan.
(2) Represents expenses incurred relating to the departure of directors and officers and the recruitment of directors and key members of our senior management team.
(3) Represents fees and expenses related to a settlement in the cancellation of a contract related to our information technology systems.
(4) Represents an accrual for a legal settlement and related fees and expenses.